                      AMENDMENT TO LINE OF CREDIT AGREEMENT

          This Second Amendment to Line of Credit Agreement (the "Amendment") is made and entered into this 22nd day of November, 1993, by and between SANWA BANK CALIFORNIA (the "Bank") and INTERNATIONAL RECTIFIER CORPORATION (the "Borrower") with respect to the following:

          This Amendment shall be deemed to be a part of and subject to that certain Line of Credit Agreement dated as of June 30, 1993, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

          WHEREAS, the Borrower and the Bank mutually desire to modify the Agreement.

          NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

               1. CHANGE IN COVENANTS. A new Section 7.18 is added to the Agreement as follows:

                         "7.18 CAPITAL EXPENSES. Not make any fixed capital expenditure or any commitment therefor, for uses which would be, in accordance with generally accepted accounting principles, reported as Domestic capital leases in an aggregate amount exceeding $20,000,000 in any one fiscal year".

               2. CHANGE IN DOMESTIC INDEBTEDNESS. Section 7.09 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                         "7.09 ADDITIONAL DOMESTIC INDEBTEDNESS: Not, after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness other than (i) Indebtedness owed or to be owed to the Bank or (ii) Indebtedness to trade creditors incurred in the ordinary course of the Borrower's business or (iii) any Indebtedness in the aggregate greater than $5,000,000.00 in any one fiscal year or (iv) Indebtedness incurred pursuant to Sections 4.01a(5) or 4.01c(5) or Section 7.18 or (v) Indebtedness of up to $1,500,000 in connection with the real property located at 233 Kansas Street, 1423 Franklin Street, 247 Kansas Street, 1521 Grand Avenue, 318 Kansas Street, and 1413 Franklin Street in El Segundo, California as long as such Indebtedness is incurred prior to September 30, 1993".

               3. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

          IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.


BANK:                                   BORROWER:

SANWA BANK CALIFORNIA                   INTERNATIONAL RECTIFIER CORPORATION


By: /s/ Janice Upton                    By:  Michaell P. McGee
   ------------------------------          ----------------------------------

Janice Upton, Vice President             Michael P. McGee, Vice President,
                                          Chief Financial Officer
- - - ---------------------------------       -------------------------------------
         (Name/Title)                               (Name/Title)


                                        By:
                                           ----------------------------------


                                        -------------------------------------
                                                    (Name/Title)

                      AMENDMENT TO LINE OF CREDIT AGREEMENT

          This Third Amendment to Line of Credit Agreement (the "Amendment") is made and entered into this 1st day of July, 1994, by and between SANWA BANK CALIFORNIA (the "Bank") and INTERNATIONAL RECTIFIER CORPORATION (the "Borrower") with respect to the following:

          This Amendment shall be deemed to be a part of and subject to that certain Line of Credit Agreement dated as of June 30, 1993, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

          WHEREAS, the Borrower and the Bank mutually desire to modify the Agreement.

          NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

               1. EXTENSION OF EXPIRATION DATE. Section 1.01 (k) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                         "(k) "EXPIRATION DATE": shall mean October 31, 1996 or the date of termination of the Bank's commitment to lend under this Agreement pursuant to Section 8, whichever shall occur first".

               2. CHANGE IN PERMITTED LIENS. Section 1.01(p) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                         "(p) "PERMITTED DOMESTIC LIENS": shall mean (i) liens and security interests securing indebtedness owed by the Borrower to the Bank; (ii) liens for taxes, assessments or similar charges either not more than 45 days past due or being contested in good faith; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the ordinary course of business and securing obligations which are not more than 45 days past due or being contested in good faith; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure Indebtedness outstanding on the date hereof or permitted to be incurred under Section 7.09 hereof;
                         (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; (vi) liens in connection with workers' compensation, unemployment insurance and such other types of insurance; (vii) liens to secure performance bonds and bid bonds and other similar obligations;
                         (viii) liens resulting from zoning restrictions, easements and such other similar restrictions on the use of real property; and (ix) liens arising from judgments and attachments that would not constitute an Event of Default hereunder".

               3. CHANGE IN PRINCIPAL AMOUNT. All references in Section 2.01 of the Agreement to $20,000,000.00 shall be deemed to be $25,000,000.00.

               4. CHANGE IN MAKING LINE ADVANCES. Section 2.02 is deleted in its entirety and the following is substituted in lieu thereof:

                         "2.02 MAKING LINE ADVANCES: Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower (i) when credited to any deposit account of the Borrower maintained with the Bank or (ii) when paid in accordance with the Borrower's written instructions. Subject to the requirements of Section 5, Advances shall be made by the Bank upon telephonic or facsimile request received from the Borrower, and confirmed in writing within two Business Days, which request shall be received not later than 12:00 p.m. (Pacific Standard Time) on the date specified for a Variable Rate Advance and 7:00 a.m. (Pacific Standard Time) one business days prior to the date specified for a Eurocurrency Advance or a Cost of Funds Advance, each on which dates shall be a Business Day. The rates for a Eurocurrency Advance or a Cost of Funds Advance shall be set on the same Business Day as the request is received if received by 7:00 a.m. and on the next Business Day if received after 7:00 a.m.. Requests for Advances received after such time may, at the Bank's option, be deemed to be a request for an Advance to be made on the next succeeding Business Day for a Variable Rate Advance and the second succeeding Business Day for a Eurocurrency Advance or a Cost of Funds Advance".

               5. Change in Reporting Requirements. Section 7.06(b) is deleted in its entirety and the following is substituted in lieu thereof:

                         "(b) Not later than 60 days after the end of each fiscal quarter, the Borrower's Securities Exchange Commission Form 10-Q, together with the consolidating balance sheets and income statements for the Borrower and its subsidiaries, each as of the end of such period".

               6.   Modification of Financial Condition.  Section 7.14 (a),
(b), (c), (d), and (e) are deleted in their entirety and the following is substituted in lieu thereof:

                         "(a) A minimum consolidated Effective Tangible Net Worth of at least $175,000,000.00 plus, in each case, 50% of annual net income, the proceeds of any equity issuance, conversion of debt into equity and any grant of rights to subscribe for shares of the Borrower, commencing with the fiscal year-end June 30, 1994.

                         (b) A ratio of consolidated Debt to consolidated Effective Tangible Net Worth of not more than 0.90 to 1 ("Debt/Worth Ratio"). An alternative ratio of consolidated Debt to consolidated Effective Tangible Net Worth of not more than 1.15 to 1 shall replace the Debt/Worth Ratio in the event that the Borrower incurs additional Domestic Debt through the issuance of convertible debentures.

                         (c) A ratio of consolidated current assets to consolidated current liabilities of not less than 1.4 to 1. For the purposes hereof, outstanding Advances under the Line of Credit and under any other revolving lines of credit (whether with Bank or a third party) shall be included in consolidated current liabilities.

                         (d) A minimum Domestic working capital of not less than $15,000,000. For purposes of this calculation, current assets shall exclude intercompany receivables and current liabilities shall exclude intercompany payables but include Advances outstanding under the Line of Credit".

               7. Modification of Indebtedness. Sections 7.09 and 7.18 of the Agreement are deleted in their entirety and a new section 7.09 is substituted in lieu thereof:

                         "7.09 Additional Domestic Indebtedness: Not after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness nor make any fixed capital expenditure or any commitment therefor, for uses which would be, in accordance with generally accepted accounting principles, reported as Domestic capital leases ("Capital Expenditures") other than (i) Indebtedness or Capital Expenditures owed or to be owed to the Bank or (ii) Indebtedness or Capital Expenditures to trade creditors incurred in the ordinary course of the Borrower's business or (iii) any Indebtedness for Capital Expenditures in the aggregate greater than $55,000,000.00 in any one fiscal year or (iv) Indebtedness owed to other financial institutions under revolving lines of credit".

               8. Modification of Liens and Encumbrances. Section 7.11 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                         "7.11 Liens and Encumbrances: Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's Domestic properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for (i) Permitted Domestic Liens or as otherwise provided in this Agreement, (ii) purchase money security interests or capital leases of up to $55,000,000 for equipment including mortgage financing for the Borrower's Temecula, California property in any one fiscal year".

               9. CONDITION PRECEDENT. As a condition precedent to the effectiveness of this Amendment, Borrower agrees to pay to Bank a flat fee of $31,250.00.

               10. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

          IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.


BANK:                                   BORROWER:

SANWA BANK CALIFORNIA                 INTERNATIONAL RECTIFIER CORPORATION


By:  /s/ Janice Upton                 By:  /s/ Michael P. McGee
   --------------------------------      -----------------------------------

Janice Upton, Vice President          Vice President and Chief Financial Officer
- - - -----------------------------------   --------------------------------------
          (Name/Title)                              (Name/Title)

                                      By:
                                         -----------------------------------

                                         -----------------------------------
                                                  (Name/Title)